Exhibit 99.1

Fox Factory Holding Corp. Announces Second Quarter 2017 Financial Results

Second Quarter 2017 Sales Increased 18.1% to a Record $120.8 Million and Exceeded Company Guidance
Gross Margin Increased 70 Basis Points to 32.3%
Reports Earnings per Diluted Share of $0.35; Adjusted Earnings per Diluted Share of $0.39

SCOTTS VALLEY, California - August 3, 2017 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the second quarter and six months ended June 30, 2017.

Second Quarter Fiscal 2017 Highlights

•	Sales increased 18.1% to $120.8 million compared to $102.3 million in the same period last fiscal year

•
Gross margin increased 70 basis points to 32.3% compared to 31.6% in the same period last fiscal year; Non-GAAP adjusted gross margin increased 60 basis points to 32.3% compared to the same period last fiscal year

•
Pre-tax income was $17.8 million, or 14.8% of sales, compared to $10.7 million, or 10.4% of sales in the same period last fiscal year; Adjusted EBITDA was $24.0 million, or 19.9% of sales, compared to $18.6 million, or 18.2% of sales in the same period last fiscal year

•	Net income was $13.7 million, or $0.35 per diluted share, compared to $8.9 million, or $0.24 per diluted share in the same period last fiscal year

•
Non-GAAP adjusted net income was $15.0 million, or $0.39 adjusted earnings per diluted share, compared to $11.8 million, or $0.32 adjusted earnings per diluted share in the same period last fiscal year

“We were pleased to continue to grow our business across both our powered vehicle and bike product offerings to generate record sales and adjusted EBITDA in the second quarter. Our business benefited from positive demand for on and off-road suspension products, new bike product introductions and favorable model year spec positions in the quarter,” stated Larry L. Enterline, FOX's Chief Executive Officer. “As a result of year-to-date financial results and our current view of our business, we are pleased to be able to raise our outlook for fiscal year 2017.”
Sales for the second quarter of fiscal 2017 were $120.8 million, an increase of 18.1% as compared to sales of $102.3 million in the second quarter of fiscal 2016. This increase reflects a 42.7% increase in sales of powered vehicle products and a 2.9% increase in sales of bike products. The increase in sales of powered vehicle products was primarily due to continued high demand for on and off-road suspension products including increased original equipment manufacturer (“OEM”) sales. The increase in sales of bike products primarily reflects new product introductions and favorable spec positions with certain higher growth OEMs.
Gross margin was 32.3% for the second quarter of fiscal 2017, a 70 basis point improvement from gross margin of 31.6% in the second quarter of fiscal 2016. The improvement in gross margin was primarily due to favorable product and customer mix and improved manufacturing efficiencies. On a non-GAAP basis, adjusted gross margin increased 60 basis points, excluding the effects of acquisition related costs in the second quarter of last year. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.

Total operating expenses were $20.9 million for the second quarter of fiscal 2017 compared to $21.0 million in the second quarter of the prior fiscal year. The decrease in operating expenses is primarily a result of the conclusion of the Company’s acquisition-related compensation arrangements, partially offset by strategic investments to support future business growth and increased incentive and stock-based compensation expense. Non-GAAP operating expenses were 15.7% of sales in the second quarter of fiscal 2017 compared to 16.3% of sales in the second quarter of the prior fiscal year. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
The effective tax rate was 22.7% in the second quarter of 2017, compared to 16.9% in the second quarter of 2016. The increase in the effective tax rate was primarily due to the impact of the increase in pre-tax income and resulting tax expense while benefits from various credits and deductions remain relatively constant.
Pre-tax income in the second quarter of fiscal 2017 was $17.8 million, compared to $10.7 million in the same period last fiscal year. Adjusted EBITDA in the second quarter of fiscal 2017 was $24.0 million, compared to $18.6 million in the second quarter of fiscal 2016. Adjusted EBITDA margin in the second quarter of fiscal 2017 was 19.9%, compared to 18.2% in the second quarter of fiscal 2016. Reconciliations of pre-tax income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.
Net income in the second quarter of fiscal 2017 was $13.7 million, compared to $8.9 million in the second quarter of the prior fiscal year. Earnings per diluted share for the second quarter of fiscal 2017 were $0.35, compared to $0.24 in the second quarter of fiscal 2016.
Non-GAAP adjusted net income was $15.0 million, or $0.39 adjusted earnings per diluted share, compared to $11.8 million, or $0.32 adjusted earnings per diluted share in the same period last fiscal year. Reconciliations of net income to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
First Six Months Fiscal Year 2017 Results
Sales for the six months ended June 30, 2017, were $227.1 million, an increase of 24.4% compared to the same period in 2016. Sales of bike and powered vehicle products increased 8.2% and 48.0%, respectively, for the first six months of 2017 compared to the prior year period.
Gross margin was 32.0% in the first six months of fiscal 2017, a 50 basis point increase, compared to gross margin of 31.5% in the first six months of fiscal 2016. The year-to-date gross margin improved primarily due to product and customer mix and manufacturing efficiencies.
Pre-tax income in the first six months of fiscal 2017 was $29.0 million, compared to $15.1 million in the first six months of fiscal 2016. Adjusted EBITDA increased to $43.3 million in the first six months of fiscal 2017, compared to $30.1 million in the first six months of fiscal 2016. Adjusted EBITDA margin in the first six months of fiscal 2017 was 19.0%, compared to 16.5% in the first six months of fiscal 2016. Reconciliations of pre-tax income to adjusted EBITDA and the calculation of non-GAAP adjusted EBITDA margin are provided at the end of this press release.
Net income in the first six months of fiscal 2017 was $24.3 million, compared to $12.2 million in the first six months of the prior year. Earnings per diluted share for the first six months of fiscal 2017 was $0.63, compared to $0.32 in the same period of fiscal 2016. Non-GAAP adjusted net income was $28.6 million, or $0.74 adjusted earnings per diluted share, compared to $17.8 million, or $0.47 adjusted earnings per diluted share in the same period of the prior fiscal year. Reconciliations of net income to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.

Balance Sheet Highlights
As of June 30, 2017, the Company had cash and cash equivalents of $43.3 million compared to $35.3 million at December 30, 2016. Total debt was $64.9 million, compared to $66.7 million as of December 30, 2016. Inventory was $89.4 million as of June 30, 2017, compared to $71.2 million as of December 30, 2016. As of June 30, 2017, accounts receivable and accounts payable were $63.0 million and $51.1 million, respectively, compared to December 30, 2016 balances of $61.6 million and $36.2 million, respectively. The changes in accounts receivable, inventory and accounts payable are primarily attributable to business growth and the Company’s normal seasonality. Accrued expenses decreased to $29.9 million as of June 30, 2017, from $34.4 million as of December 30, 2016, primarily due to the final earn-out payment related to one of the Company’s 2014 acquisitions, partially offset by the result of the Company’s normal business seasonality.

Fiscal 2017 Guidance
For the third quarter of fiscal 2017, the Company expects sales in the range of $119 million to $125 million and non-GAAP adjusted earnings per diluted share in the range of $0.40 to $0.44.
For the full fiscal year 2017, the Company raises its previous guidance and now expects sales in the range of $458 million to $470 million and non-GAAP adjusted earnings per diluted share in the range of $1.43 to $1.51.
Non-GAAP adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, contingent consideration valuation adjustment, acquisition-related compensation expense including related foreign currency transaction gains and losses, certain acquisition-related adjustments and expenses, litigation-related expenses and offering expenses. Additionally, non-GAAP adjusted earnings per diluted share excludes the tax benefit related to the resolution of audits by taxing authorities. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the third quarter and full fiscal year 2017 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation.
Conference Call & Webcast
The Company will hold an investor conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern Time). The conference call dial-in number for North America listeners is (877) 425-9470, and international listeners may dial (201) 389-0878; the conference ID is 13666720. Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Headquartered in Scotts Valley, CA, FOX designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. For more than three decades, FOX’s team of enthusiasts and professional athletes has been improving vehicle performance through a unique commitment to redefining ride dynamics.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP gross margin”, “non-GAAP operating expense”, “non-GAAP adjusted net income”, “non-GAAP adjusted earnings per diluted share”, “adjusted EBITDA”, and “adjusted EBITDA margin”, which are non-GAAP financial measures. FOX defines non-GAAP gross margin as gross profit margin adjusted for certain acquisition related costs. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition-related compensation expense, costs of its secondary and offerings, acquisition related operating expenses, and litigation-related costs. FOX defines non-GAAP adjusted net income as net income adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition-related compensation expense including related foreign currency transaction gains and losses, costs of its secondary and offerings, acquisition related expenses, and litigation-related costs, all net of applicable tax as well as tax benefits related to the resolution of audits by taxing authorities. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, offering expense, contingent consideration valuation adjustments, acquisition related compensation expense including related foreign currency transaction gains and losses, litigation-related costs, and certain other acquisition related that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP gross margin, non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP gross margin, non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

Fox Factory Holding Corp.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	June 30,	December 30,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$43,345	$35,280
Accounts receivable (net of allowances of $540 and $397 at June 30, 2017 and December 30, 2016, respectively)	63,050	61,617
Inventory	89,450	71,243
Prepaids and other current assets	12,113	14,772
Total current assets	207,958	182,912
Property, plant and equipment, net	34,853	32,262
Deferred tax assets	10,930	4,082
Goodwill	57,828	57,781
Intangibles, net	56,531	57,855
Other assets	629	708
Total assets	$368,729	$335,600
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$51,084	$36,240
Accrued expenses	29,926	34,435
Reserve for uncertain tax positions	8,069	7,204
Current portion of long-term debt	4,097	3,625
Current portion of contingent consideration	—	5,532
Total current liabilities	93,176	87,036
Long-term debt, less current portion	60,774	63,058
Deferred rent	485	569
Total liabilities	154,435	150,663
Commitments and contingencies (Note 6)
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of June 30, 2017 and December 30, 2016	—	—
Common stock, $0.001 par value — 90,000 authorized; 38,319 shares issued and 37,429 outstanding as of June 30, 2017; 37,781 shares issued and 36,891 outstanding as of December 30, 2016	37	37
Additional paid-in capital	111,936	108,049
Treasury stock, at cost; 890 common shares as of June 30, 2017 and December 30, 2016	(13,754)	(13,754)
Accumulated other comprehensive loss	(977)	(2,193)
Retained earnings	117,052	92,798
Total stockholders’ equity	214,294	184,937
Total liabilities and stockholders’ equity	$368,729	$335,600

Fox Factory Holding Corp.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	For the three months ended			For the six months ended
	June 30, 2017		July 1, 2016	June 30, 2017		July 1, 2016
Sales	$120,811		$102,294	$227,141		$182,511
Cost of sales	81,755		69,967	154,370		125,066
Gross profit	39,056		32,327	72,771		57,445
Operating expenses:
Sales and marketing	7,067		6,476	13,660		13,030
Research and development	4,982		4,582	9,464		8,974
General and administrative	8,122		7,109	16,202		13,030
Amortization of purchased intangibles	696		782	1,391		1,577
Fair value adjustment of contingent consideration and acquisition-related compensation	—		2,100	1,447		3,863
Total operating expenses	20,867	—	21,049	42,164	—	40,474
Income from operations	18,189		11,278	30,607		16,971
Other expense, net:
Interest expense	505		576	1,094		960
Other (income) expense, net	(78)		(31)	467		872
Other expense, net	427		545	1,561		1,832
Income before income taxes	17,762		10,733	29,046		15,139
Provision for income taxes	4,036		1,816	4,792		2,961
Net income	$13,726		$8,917	$24,254		$12,178
Earnings per share:
Basic	$0.37		$0.24	$0.65		$0.33
Diluted	$0.35		$0.24	$0.63		$0.32
Weighted average shares used to compute earnings per share:
Basic	37,330		36,607	37,232		36,772
Diluted	38,725		37,594	38,643		37,727

FOX FACTORY HOLDING CORP.
PRE-TAX INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF PRE-TAX INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

The following tables provide a reconciliation of pre-tax income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and the calculations of pre-tax income margin and adjusted EBITDA margin (a non-GAAP measure) for the three and six months ended June 30, 2017 and July 1, 2016. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the six months ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016

Sales	$120,811	$102,294	$227,141	$182,511

Pre-tax income	$17,762	$10,733	$29,046	$15,139
Depreciation and amortization	2,228	2,094	4,553	4,121
Non-cash stock based compensation	2,381	1,711	4,289	3,092
Fair value adjustment of contingent consideration and acquisition related compensation (1)	—	2,100	1,447	3,863
Patent litigation-related expenses	919	1,146	1,836	1,146
Other acquisition and integration related expenses (2)	294	301	417	662
Offering expense (3)	—	—	113	249
Other expense, net	427	545	1,561	1,832
Adjusted EBITDA	$24,011	$18,630	$43,262	$30,104

Pre-tax Income Margin	14.8%	10.4%	12.8%	8.4%

Adjusted EBITDA Margin	19.9%	18.2%	19.0%	16.5%

(1) Represents a portion of the acquisitions’ purchase price classified as compensation expense and the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and project performance, as applicable, per period as follows:

	For the three months ended		For the six months ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Purchase price classified as compensation expense	$—	$1,500	$1,597	$3,024
Revaluation of Sport Truck contingent consideration	—	600	(150)	839
Fair value adjustment of contingent consideration and acquisition related compensation	$—	$2,100	$1,447	$3,863

(2) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of the Marzocchi assets, per period as follows:

	For the three months ended		For the six months ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Acquisition related costs and expenses	$294	$248	$417	$556
Finished goods inventory valuation adjustment	—	53	—	106
Other acquisition and integration related expenses	$294	$301	$417	$662

(3) Represents costs and expenses of $113 and $249 incurred related to the secondary offerings of common stock completed in March of 2017 and 2016, respectively.

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)

The following table provides a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income (a non-GAAP measure), and the calculation of non-GAAP adjusted earnings per share (a non-GAAP measure) for the three and six months ended June 30, 2017 and July 1, 2016. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the six months ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Net income	$13,726	$8,917	$24,254	$12,178
Amortization of purchased intangibles	696	782	1,391	1,577
Fair value adjustment of contingent consideration and acquisition related compensation (1)	—	2,100	1,447	4,354
Patent litigation-related expenses	919	1,146	1,837	1,146
Other acquisition and integration related expenses (2)	294	301	417	662
Offering expense (3)	—	—	113	249
Reapportionment audit resolution tax benefit (4)	—	(477)	—	(477)
Tax impact of reconciling items above (5)	(593)	(925)	(811)	(1,876)
Non-GAAP adjusted net income	$15,042	$11,844	$28,648	$17,813

Non-GAAP adjusted EPS
Basic	$0.40	$0.32	$0.77	$0.48
Diluted	$0.39	$0.32	$0.74	$0.47

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	37,330	36,607	37,232	36,772
Diluted	38,725	37,594	38,643	37,727

(1) Represents a portion of the acquisitions’ purchase price classified as compensation expense and the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and projected performance, as applicable, and a foreign currency transaction loss on the settlement of our Canadian Dollar denominated acquisition related compensation liability, per period as follows:

	For the three months ended		For the six months ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Purchase price classified as compensation expense	$—	$1,500	$1,597	$3,024
Revaluation of Sport Truck contingent consideration	—	600	(150)	839
Currency transaction loss on settlement of acquisition related compensation liability	—	—	—	491
Fair value adjustment of contingent consideration and acquisition related compensation	$—	$2,100	$1,447	$4,354

(2) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of the Marzocchi assets, per period as follows:

	For the three months ended		For the six months ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Acquisition related costs and expenses	$294	$248	$417	$556
Finished goods inventory valuation adjustment	—	53	—	106
Other acquisition and integration related expenses	$294	$301	$417	$662

(3) Represents costs and expenses of $113 and $249 incurred related to the secondary offerings of common stock completed in March of 2017 and 2016, respectively.
(4) Represents the recognition of previously uncertain tax benefits associated with the 2014 reapportionment of 2009-2012 income as a result of the conclusion of the 2011 and 2012 California Franchise Tax Board audits.
(5) Tax impact calculated based on the respective year to date effective tax rates.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO NON-GAAP ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND NON-GAAP ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)

The following table provides a reconciliation of gross profit to non-GAAP adjusted gross profit (a non-GAAP measure) for the three and six months ended June 30, 2017 and July 1, 2016, and the calculation of gross margin and non-GAAP adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the six months ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016

Sales	$120,811	$102,294	$227,141	$182,511

Gross Profit	$39,056	$32,327	$72,771	$57,445
Amortization of acquired inventory valuation markup (1)	—	53	—	106
Non-GAAP Adjusted Gross Profit	$39,056	$32,380	$72,771	$57,551

Gross Margin	32.3%	31.6%	32.0%	31.5%

Non-GAAP Adjusted Gross Margin	32.3%	31.7%	32.0%	31.5%

(1) Represents the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of the Marzocchi assets of $53 and $106 for the three and six month period ending July 1, 2016.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF OPERATING EXPENSE AND NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(In thousands)
(Unaudited)
The following tables provide a reconciliation of operating expense to non-GAAP operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of sales and non-GAAP operating expense as a percentage of sales (a non-GAAP measure), for the three and six months ended June 30, 2017 and July 1, 2016. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended		For the six months ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016

Sales	$120,811	$102,294	$227,141	$182,511

Operating expense	$20,867	$21,049	$42,164	$40,474
Amortization of purchased intangibles	(696)	(782)	(1,391)	(1,577)
Fair value adjustment of contingent consideration and acquisition related compensation (1)	—	(2,100)	(1,447)	(3,863)
Patent litigation-related expenses	(919)	(1,146)	(1,837)	(1,146)
Other acquisition and integration related expenses (2)	(294)	(301)	(417)	(662)
Offering expense (3)	—	—	(113)	(249)
Non-GAAP operating expense	$18,958	$16,720	$36,959	$32,977

Operating expense as a percentage of sales	17.2%	20.6%	18.5%	22.1%

Non-GAAP operating expense as a percentage of sales	15.7%	16.3%	16.3%	18.1%

(1) Represents a portion of the acquisitions’ purchase price classified as compensation expense and the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and projected performance, as applicable, per period as follows:

	For the three months ended		For the six months ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016
Purchase price classified as compensation expense	$—	$(1,500)	$(1,597)	$(3,024)
Revaluation of Sport Truck contingent consideration	—	(600)	150	(839)
Fair value adjustment of contingent consideration and acquisition related compensation	$—	$(2,100)	$(1,447)	$(3,863)

(2) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations of $294 and $417, and $301 and $662, for the three and six months ended June 30, 2017 and July 1, 2016, respectively.
(3) Represents costs and expenses of $113 and $249 incurred related to the secondary offerings of common stock completed in March of 2017 and 2016, respectively.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the possibility that the Company could experience a disruption in connection with the transition of the majority of the Company’s mountain bike suspension component manufacturing operations to Taiwan or unexpected difficulties in such operations; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com